UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On April 25, 2012, the Board of Directors (the “Board”) of NCR Corporation (“NCR”) accepted the resignation of Quincy L. Allen of his positions as a member of the Board and as a member of the Audit Committee of the Board, effectively immediately. In accordance with NCR’s Corporate Governance Guidelines, Mr. Allen had tendered his resignation in connection with a change in his business and professional affiliation and responsibilities.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

NCR held its Annual Meeting on April 25, 2012 (the “Annual Meeting”). Holders of an aggregate of 158,328,894 shares of NCR common stock at the close of business on February 14, 2012 were entitled to vote, of which 140,557,110 or 88.77% of the eligible voting shares were represented in person or by proxy. NCR’s stockholders voted on three proposals at the Annual Meeting.

The final results for each of the matters submitted to a vote of NCR’s stockholders at the Annual Meeting are as follows:

	For	Withheld	Broker Non-Votes
Election of Class A Directors:
William R. Nuti	124,178,046	2,439,339	13,939,725
Gary J. Daichendt	115,748,315	10,869,070	13,939,725
Robert P. DeRodes	115,726,790	10,890,595	13,939,725

All three directors were re-elected to serve three-year terms expiring at the NCR 2015 Annual Meeting of Stockholders.

	For	Against	Abstentions	Broker Non-Votes
Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2012	139,743,986	684,323	128,801	0

	For:	Against:	Abstention	Broker Non-Votes
Approve, on a non-binding advisory basis, executive compensation	100,510,229	25,613,360	493,796	13,939,725

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: April 30, 2012	By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and Secretary